UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2007

ST. BERNARD SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15015 Avenue of Science

San Diego, CA 92128

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 676-2277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On October 15, 2007, Mayer Hoffman McCann P.C. (“Mayer Hoffman”) resigned as the independent registered public accounting firm of St. Bernard Software, Inc., a Delaware corporation (“St. Bernard”). The resignation will be effective on the earlier to occur of (i) the date that St. Bernard files its Form 10-QSB for the period ending September 30, 2007 or (ii) November 20, 2007.

Mayer Hoffman’s report on St. Bernard’s consolidated financial statements for the fiscal years ending December 31, 2005 and December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

From October 17, 2005, the date on which St. Bernard initially engaged Mayer Hoffman, through October 15, 2007, the resignation date, there were no disagreements between St. Bernard and Mayer Hoffman on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedure which, if not resolved to Mayer Hoffman’s satisfaction, would have caused Mayer Hoffman to make reference to the subject matter of the disagreement in connection with its reports on the financial statements of St. Bernard.

St. Bernard has furnished a copy of the above disclosures to Mayer Hoffman and has requested that Mayer Hoffman furnish St. Bernard with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such a letter is attached to this Current Report on Form 8-K as Exhibit 16.1.

On October 15, 2007, St. Bernard undertook an independent audit investigation which was initiated to review St. Bernard’s internal control over its information technology systems. The independent audit investigation is ongoing, and at the time of the filing of this Current Report, St. Bernard is unable to predict the findings that may result.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
16.1	Letter from Mayer Hoffman McCann P.C. to the Securities and Exchange Commission, dated October 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ST. BERNARD SOFTWARE, INC.

Dated: October 19, 2007	By:	/s/ Alfred F. Riedler
Alfred F. Riedler
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter from Mayer Hoffman McCann P.C. to the Securities and Exchange Commission, dated October 19, 2007.